SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.   20549


                                  FORM 8-K/A-1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




    Date of Report (Date of earliest event reported)          March 11, 2003
                                                              --------------


                                POWER2SHIP, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


           Nevada                    0-25733                   87-0449667
           ------                  ------------               ------------
(State of other jurisdiction  (Commission File Number)        (IRS Employer
  or  incorporation)                                        Identification  No.)


          901  Clint  Moore  Road,  Suite  903,  Boca  Raton,  Florida  33487
          -------------------------------------------------------------------
          (Address of principal executive offices, including zip code)


Registrant's telephone number, including area code:               (561) 998-7557
                                                                  --------------


            10400 Griffin Road, #101, Fort Lauderdale, Florida 33328
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM  2.     ACQUISITION  AND  DISPOSITION  OF  ASSETS

     This Amendment to the Current Report Form 8-K filed on March 26, 2003 is being filed in order to provide the required financial information for the Company.


ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)     Financial  Statements  of  Business  Required.
        ---------------------------------------------

Consolidated Financial Statements for the Period June 24, 1996 (inception) to May 31, 2002 and Report of Certified Public Accountants.

(b)     Pro  Forma  Financial  Information.
        ----------------------------------

Pro  Forma  Condensed  Statement  of  Operations for the Year Ended December 31,
2002.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              POWER2SHIP,  INC.


                    By:     /s/  Richard  Hersh
                            -------------------
                            Richard  Hersh
                            Chief  Executive  Officer





DATED:  May  26,  2003

ITEM 7(a)

                      FREIGHT RATE, INC., AND SUBSIDIARIES
                                D/B/A/ POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
                        CONSOLIDATED FINANCIAL STATEMENTS



                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Report  of  Independent  Certified  Public Accountants                       1

Consolidated  Balance  Sheet                                                 2

Statements  of  Consolidated  Operations                                     3

Statement  of  Consolidated  Changes  in  Stockholders'  Deficit             4

Statements  of  Consolidated  Cash  Flows                                    5

Notes  to  the  Consolidated  Financial  Statements                          8

                              Sweeney, Gates & Co.
                  Certified Public Accountants and Consultants



               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To  the  Board  of  Directors
Freight Rate, Inc., and Subsidiaries d/b/a Power2Ship



We have audited the accompanying consolidated balance sheet of Freight Rate, Inc., and subsidiaries d/b/a Power2Ship (a development stage company), as of May 31, 2002, and the related consolidated statements of operations and stockholders' deficit and cash flows for the two years ended May 31, 2002, and for the period June 24, 1996 (inception) to May 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Freight Rate, Inc., and subsidiaries, d/b/a Power2Ship, (a development stage company) as of May 31, 2002, and the results of its consolidated operations and its cash flows for the two years ended May 31, 2002 and 2001, and for the period June 24, 1996 (inception) to May 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has suffered losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                              SWEENEY, GATES & CO.

May 8, 2003

                      2419 East Commercial Blvd., Suite 302
                            Fort Lauderdale, FL 33308
                        (954) 202-9902 Fax (954) 202-9903


                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                                  MAY 31, 2002

ASSETS


Current assets:
   Cash and cash equivalents                                        $    36,027
                                                                    ------------

        Total current assets                                             36,027
                                                                    ------------

Property and equipment                                                   34,997
     Less accumulated depreciation                                      (25,847)
                                                                    ------------

                                                                          9,150
                                                                    ------------

                                                                    $    45,177
                                                                    ============

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
   Notes payable                                                    $   169,816
   Accounts payable and accrued expenses                                107,815
   Accrued salaries                                                     148,770
   Due to related party                                                  83,733
                                                                    ------------

       Total current liabilities                                        510,134
                                                                    ------------

Convertible promissory notes                                          1,495,333

Stockholders' deficit :
   Series A convertible preferred stock, $.01 par value, 1,000,000
      shares authorized; 87,000  shares issued and outstanding              870
   Common stock, $.01 par value, 10,000,000 shares
      authorized; 2,506,152 shares issued                                25,062
   Additional paid-in capital                                         4,177,070
   Deficit accumulated during the development stage                  (6,133,292)
   Treasury stock, at cost, 410,000 shares                              (30,000)
                                                                    ------------

       Stockholders' deficit                                         (1,960,290)
                                                                    ------------

                                                                    $    45,177
                                                                    ============



   The accompanying notes are an integral part of these financial statements.


                           FREIGHT RATE, INC. AND SUBSIDIARIES
                                    D/B/A POWER2SHIP
                              (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                           June 24, 1996
                                                                            (inception)
                                                      Year ended May 31,     to May 31,
                                                       2002        2001         2002
                                                    ----------  ----------  ------------
Sales                                               $       -   $       -   $         -

Operating expenses:
   Selling, general and administrative:
        Non-cash compensation and services            276,201     126,867     2,187,559
        Other selling, general and administrative     530,876     499,445     3,421,730
   Research and development                            36,300      35,440       459,555
                                                    ----------  ----------  ------------

       Total operating expenses                       843,377     661,752     6,068,844
                                                    ----------  ----------  ------------

       Loss from operations                          (843,377)   (661,752)   (6,068,844)
                                                    ----------  ----------  ------------

Other income (expense):
   Forgiveness of debt                                118,243           -       118,243
   Interest income                                      1,010         297        13,811
   Interest expense                                   (82,415)    (67,500)     (188,366)
   Loss on sale of assets                                   -      (7,406)       (8,136)
                                                    ----------  ----------  ------------

       Total other income (expense)                    36,838     (74,609)      (64,448)
                                                    ----------  ----------  ------------

Net loss                                            $(806,539)  $(736,361)  $(6,133,292)
                                                    ==========  ==========  ============


    The accompanying notes are an integral part of these financial statements.


                                            FREIGHT RATE, INC. AND SUBSIDIARIES
                                                      D/B/A POWER2SHIP
                                               (A DEVELOPMENT STAGE COMPANY)
                                 CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                           FOR THE PERIOD JUNE 24, 1996 (DATE OF INCEPTION) THROUGH MAY 31, 2002


                                                                                                                      Deficit
                                 Preferred Stock     Common Stock     Treasury Stock    Additional                  accumulated
                                 ---------------     ------------      -------------      Paid-in     Deferred       during the
                                 Shares   Amount    Shares    Amount   Shares  Amount     capital   Compensation  development stage
                                -------  -------  ---------  -------  ------  -------  -----------  ------------  -----------------
June 24, 1996, issuance of
  founders shares                    -  $     -    800,000  $ 8,000       -  $     -  $   (7,490)   $         -     $          -

  Sale of common stock               -        -    162,000    1,620       -        -     143,380              -                -
  Net loss                           -        -          -        -       -        -           -              -          (84,262)
                                -------  -------  ---------  -------  ------  -------  -----------  -------------  ----------------

Balance, May 31, 1997                -        -    962,000    9,620       -        -     135,890              -          (84,262)

  Common stock issued
    for services                     -        -     50,000      500       -        -      41,166              -                -
  Sale of common stock               -        -    313,280    3,133       -        -     303,284              -                -
  Net loss                           -        -          -        -       -        -           -              -         (476,917)
                                -------  -------  ---------  -------  ------  -------  -----------  -------------  ----------------

Balance, May 31, 1998                -        -  1,325,280   13,253       -        -     480,340              -         (561,179)

  Common stock issued for
    compensation and services        -        -    174,720    1,747       -        -     172,973              -                -
  Sale of common stock               -        -    155,500    1,555       -        -     334,445                               -
  Options issued to employee
    below market value               -        -          -        -       -        -     250,500              -                -
  Warrants and options issued
    for services                     -        -          -        -       -        -     796,425              -                -
  Net loss                           -        -          -        -       -        -           -                      (1,679,665)
                                -------  -------  ---------  -------  ------  -------  -----------  ---------------  --------------

Balance, May 31, 1999                -        -  1,655,500   16,555       -        -   2,034,683              -       (2,240,844)

  Sale of common stock               -        -     53,000      530       -        -     179,470              -                -
  Sale of Series A preferred
    stock                      287,454    2,875          -        -       -        -     949,487              -                -
  Common stock issued for
    compensation and services        -        -     50,000      500       -        -     199,500              -                -
  Conversion of loan to
    common stock                     -        -     21,402      214       -        -      74,268              -                -
  Exercise of option for
    no consideration                 -        -    313,000    3,130       -        -     200,320              -                -
  Warrants issued for services       -        -          -        -       -        -       9,652              -                -
  Issuance of employee stock
    options below market value       -        -          -        -       -        -     200,000        (200,000)              -
    compensation                     -        -          -        -       -        -           -         162,500               -
  Net loss                           -        -          -        -       -        -           -               -      (2,349,548)
                                -------  -------  ---------  -------  ------  -------  -----------  ----------------  -------------

Balance, May 31, 2000           287,454  $ 2,875  2,092,902  $20,929       -  $     -  $3,847,380     $  (37,500)    $(4,590,392)

     Continued


    The accompanying notes are an integral part of these financial statements.


                                               FREIGHT RATE, INC. AND SUBSIDIARIES
                                                         D/B/A POWER2SHIP
                                                  (A DEVELOPMENT STAGE COMPANY)
                                    CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
                              FOR THE PERIOD JUNE 24, 1996 (DATE OF INCEPTION) THROUGH MAY 31, 2002


                                                                                                                     Deficit
                                 Preferred Stock     Common Stock   Treasury Stock     Additional                  accumulated
                                 ---------------     ------------    -------------      Paid-in     Deferred        during the
                                 Shares   Amount   Shares   Amount   Shares  Amount     capital    Compensation  development stage
                                -------  -------  --------- -------  ------- -------  ------------ ------------  -----------------
Balance, May 31, 2000           287,454  $ 2,875  2,092,902  $20,929       -   $   -     $3,847,380 $  (37,500)    $  (4,590,392)

  Sale of common stock
    and options                      -        -     100,000    1,000       -       -        179,000         -                 -
  Repurchase of common stock         -        -           -       -   (360,000) (5,000)          -          -                 -
  Common stock issued for
    compensation and services        -        -      35,115      351        -       -       110,899         -                 -
  Options issued to employee
    below market  value              -        -           -       -         -       -        10,000         -                 -
  Options and warrants issued
    for services                     -        -           -       -         -       -        75,419         -                 -
  Warrants issued for
    Bridge Loan conversion           -        -           -       -         -       -         3,948         -                 -
  Amortization of deferred
    compensation                     -        -           -       -         -       -            -      37,500                -
  Net loss                           -        -           -       -         -       -            -          -           (736,361)
                               ---------  ------  ----------  --------  --------- ------  ---------  ------------  ----------------

Balance, May 31, 2001           287,454    2,875  2,228,017    22,280 (360,000) (5,000)   4,226,646         -          (5,326,753)

  Redemption of Series A
    preferred stock             (93,392)    (934)         -         -       -       -      (324,066)        -                  -
  Conversion of Series A
    preferred stock to
    common stock               (194,062)  (1,941)   242,580     2,426       -       -         (485)         -                  -
  Conversion of common Stock
     to Series C preferred stock 87,000      870    (87,000)     (870)      -       -            -          -                  -
  Repurchase of common stock         -        -           -         -  (50,000) (25,000)         -          -                  -
  Common stock issued for
    compensation and services        -        -     122,555     1,226       -       -       121,329         -                  -
  Options and warrants issued
    for services                     -        -           -         -       -       -       140,992         -                  -
  Warrants issued for Bridge Loan
    conversion                       -        -           -         -        -      -        12,654         -                  -
  Net loss                           -        -           -         -        -      -            -          -           (806,539)
                               ---------  ------  ----------  --------  ---------  ------  -----------  ------------  -------------

Balance, May 31, 2002            87,000   $  870  2,506,152   $25,062   (410,000) $(30,000)  $4,177,07  $   -          $(6,133,292)
                               =========  ======  ==========  ========  =========  =======  =========== ============ ==============



    The accompanying notes are an integral part of these financial statements.


                              FREIGHT RATE, INC. AND SUBSIDIARIES
                                       D/B/A POWER2SHIP
                                 (A DEVELOPMENT STAGE COMPANY)
                             CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                   June 24, 1996
                                                                                    (inception)
                                                             Year ended May 31,     to May 31,
                                                             2002        2001         2002
                                                          ----------  ----------  ------------
Cash flows from operating activities:
   Net loss                                               $(806,539)  $(736,361)  $(6,133,292)
   Adjustments to reconcile net loss to
      net cash used in operating activities:
        Depreciation                                          3,249       5,572        27,273
        Amortization of deferred compensation                     -      37,500       200,000
        Issuance of stock options and warrants
          for services, compensation and conversion         153,646      89,367     1,499,590
        Issuance of stock for services                      122,555     111,250       450,191
        Exercise of option for no consideration                   -           -       203,450
        Loss on sale of property and equipment                    -       7,406         7,406
        Changes in operating assets and liabilities:
            Decrease in prepaid insurance                         -       4,805             -
            Increase (decrease) in accounts payable        (135,515)   (129,366)       91,315
            Increase in accrued salaries                   (145,567)    218,416       148,770
            Increase in payable to related party             16,233      67,500       120,822
            Increase in short term notes payable            169,816           -       169,816
            Increase in accrued interest on bridge loan     (67,983)     67,500          (483)
                                                          ----------  ----------  ------------

               Net cash used in operating activities       (690,105)   (256,411)   (3,215,142)
                                                          ----------  ----------  ------------

Cash flows from investing activities:
   Purchases of property and equipment                       (7,718)          -       (53,786)
   Sale of property and equipment                                 -         350         9,957
                                                          ----------  ----------  ------------

               Net cash provided by (used in)             $  (7,718)  $     350   $   (43,829)
                                                          ----------  ----------  ------------
                   investing activities


   Continued

   The accompanying notes are an integral part of these financial statements.


                              FREIGHT RATE, INC. AND SUBSIDIARIES
                                       D/B/A POWER2SHIP
                                 (A DEVELOPMENT STAGE COMPANY)
                             CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                 June 24, 1996
                                                                                  (inception)
                                                             Year ended May 31,    to May 31,
                                                              2002        2001        2002
                                                           -----------  ---------  -----------
Cash flows from financing activities:
   Increase in payable to stockholder                      $        -   $      -   $   90,982
   Proceeds from bridge loan promissory notes                       -          -      375,000
   Repayment of bridge loan promissory notes                 (243,750)         -     (243,750)
   Proceeds from convertible promissory notes               1,327,477          -    1,327,477
   Proceeds from sale of preferred stock                            -          -      952,362
   Proceeds from sale of stock                                      -    180,000    1,147,927
   Redemption of Series A preferred stock                    (325,000)         -     (325,000)
   Purchase of stock                                          (25,000)    (5,000)     (30,000)
                                                           -----------  ---------  -----------

               Net cash provided by financing activities      733,727    175,000    3,294,998
                                                           -----------  ---------  -----------

               Net increase (decrease) in cash and cash
                  equivalents                                  35,904    (81,061)      36,027
                                                           -----------  ---------  -----------

Cash and cash equivalents, beginning of period                    123     81,184            -
                                                           -----------  ---------  -----------

Cash and cash equivalents, end of period                   $   36,027   $    123   $   36,027
                                                           ===========  =========  ===========

Supplemental disclosure of cash flow information:

   Cash paid for interest during the period                $        -   $      -   $        -
                                                           ===========  =========  ===========

   Cash paid for income taxes during the period            $        -   $      -   $        -
                                                           ===========  ---------  ===========

Supplemental disclosure of non-cash financing activities:

        Conversion of bridge loan to convertible
            promissory notes                               $  168,750   $167,856
                                                           ===========  =========



   The accompanying notes are an integral part of these financial statements.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     BUSINESS

Freight Rate, Inc., d/b/a Power2Ship, a Delaware corporation incorporated on April 26, 1999 (the "Company"), is the surviving corporation of a merger between Freight Rate, Inc., incorporated in Florida on June 24, 1996, and the Company. The Company is a development stage company that is in the process of becoming an application service provider (ASP) for the truckload freight industry. The Company's primary web site is www.power2ship.com.

The Company's efforts through May 31, 2002 have been principally devoted to organizational activities, capital raising, business plan development and research and development of proprietary software applications. Management anticipates incurring substantial additional losses as it pursues its development efforts. See Note 3 for management's plan.

The Company has two subsidiaries, Power2Ship, Inc. f/k/a Power3PL, Inc., incorporated March 21, 2002 in Delaware and Power4PL, Inc. incorporated March 21, 2002 in Delaware. Neither subsidiary has any operations.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS - The Company considers all unrestricted deposits and highly liquid investments, readily convertible to known amounts, with an original maturity of three months or less, to be cash equivalents.

PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. The cost and accumulated depreciation for property, and equipment sold, retired, or otherwise disposed of are relieved from the accounts, and resulting gains or losses are reflected in income. Depreciation is computed over the estimated useful lives of the assets using the straight-line method.

IMPAIRMENT OF LONG-LIVED ASSETS - The Company evaluates the recoverability of its property and equipment and intangible assets in accordance with Statement of Financial Accounting Standards Board No.121, "Accounting for the Impairment of Long-Lived Assets and for Long-Live Assets to Be Disposed Of" ("SFAS 121"). SFAS 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets or the business to which such intangible assets relate. When an asset exceeds its expected operating cash flow, it is considered to be impaired and is written down to fair value, which is determined based on either discounted future cash flows or appraised values. No impairments were recognized during the period June 24, 1996 (inception) to May 31, 2002.

FAIR VALUE OF FINANCIAL INSTRUMENTS - The fair value of the Company's financial instruments such as accounts payable notes payable and convertible promissory notes payable approximates their carrying value.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RESEARCH AND DEVELOPMENT EXPENSES - Research and development expenses are charged to operations as incurred.

INCOME TAX - Income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based upon enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is recognized if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

STOCK-BASED COMPENSATION PLANS AND DEFERRED COMPENSATION - The Company accounts for employee stock-based compensation in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," ("APB 25") and complies with the disclosure provisions of SFAS 123, "Accounting for Stock Based Compensation." Under APB 25, compensation cost is recognized over the vesting period based on the difference, if any, on the date of grant between the fair market value of the Company's stock and the amount an employee must pay to acquire the stock. The policy is to grant options with an exercise price below the market price of the stock on the grant date. Accordingly, compensation expense has been recognized for its employee stock option plans.

The Company has disclosed in a note to the financial statements proforma net loss and per share amounts as if the Company had applied methods described by SFAS No. 123.

In accordance with SFAS 123, the Company charges expense in the period incurred for other equity instruments issued to other than employees. The Company records the fair value of the common stock, warrants or options issued or the fair value of the services received, whichever is more reliably measurable.

START-UP COSTS -The Company accounts for start up costs in accordance with the Accounting Standards Executive Committee of the AICPA Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities" ("SOP 98-5"). SOP 98-5 requires start-up costs, including organizational costs be expensed as incurred. The Company expensed all start-up costs.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


3.     GOING  CONCERN  AND  MANAGEMENT'S  PLAN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company had no revenue from its inception to May 31, 2002 and incurred net losses of $806,539 and $736,361 for the fiscal years ended May 31, 2002 and 2001, respectively. The Company had accumulated losses of $6,133,292 from June 24, 1996 (inception) to May 31, 2002. As of May 31, 2002, the Company had a working capital deficit of $474,107 and a stockholders' deficit of $1,960,290. Also, as of May 31, 2002, the Company was in the process of developing its services and thereby had no ability to generate sales. In addition, the Company is subject to the risks, expenses and uncertainties frequently encountered by early stage companies in rapidly evolving markets. These risks include the inability to complete development of the Company's services, the rejection of the Company's services by prospective customers and the failure of the Company to generate sufficient revenue to produce positive cash flow. These factors raise substantial doubt about the Company's ability to continue as a going concern.

The Company's continued existence is dependent upon its ability to raise sufficient capital to offset its negative cash flows and to commence sales of its products and services. Subsequent to May 31, 2002, the Company merged with a public company, Jaguar Investments, Inc. ("Jaguar"), as described in Note 13 "Subsequent Events". In connection with the merger, the Company converted a significant amount of its liabilities to equity. Also, subsequent to the merger to May 8, 2003, Jaguar has raised $328,500 through the sale of 657,000 shares of Jaguar common stock at $.50 per share and $125,000 through the issuance of a promissory note. Management plans to continue raising capital through the sale of Jaguar's debt and equity securities in private placements. The Company commenced sales of its services in the fourth quarter of 2002 and intends to increase its revenue in an effort to become profitable. As disclosed in the 10-QSB for the period ending March 31, 2003 filed on May 16, 2003, Jaguar had a working capital surplus of $237,147 and stockholders' equity of $5,019.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


4.     PROPERTY  AND  EQUIPMENT

At  May  31,  2002,  property  and  equipment  consisted  of  the  following:

                                          Estimated
                                         Useful lives
                                         ------------
Computers                 $ 30,773          5 years
Equipment                    4,224          7 years
                           --------

                           34,997
Less:
accumulated depreciation  (25,847)
                          ----------

                          $ 9,150
                         ===========

Depreciation expense was $5,572 and $5,551 for the years ended May 31, 2002 and 2001, respectively.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


5.     RELATED  PARTY  TRANSACTIONS

Since August 1, 2001, the Company has shared office facilities leased by a company owned by the Company's former Chairman for $2,178 per month. The amount paid for rent for the year ended May 31, 2002 was $21,783.

The Company had a consulting agreement with the former Chairman which was cancelled on March 15, 2001. At May 31, 2002, the Company was indebted to the former Chairman for $83,733 relating to services performed under this agreement. In March 2002, the Company repurchased 50,000 shares of common stock owned by the former Chairman in exchange for a short-term note. As of May 31, 2002, the balance due on the note was $21,000.


6.     NOTES  PAYABLE

On June 4, 1999, the Company issued unsecured promissory notes (the "Bridge Loans") in the amount of $375,000; due on the earlier of (1) the date of the Company's planned private placement or (2) May 31, 2000, with interest accruing at ten percent. Prior to the maturity date, the holders of the Bridge Loans, at their sole discretion, had the right to convert the unpaid principal plus accrued interest into shares of the Company's common stock (the "Common Stock") at $2.78 per share and would be entitled to receive warrants to purchase 45,000 shares of Common Stock at $2.00 per share and warrants to purchase 62,910 shares of Common Stock at $4.00 per share. The aforementioned warrants had an expiration date of January 31, 2004. After the maturity date of May 31, 2000, interest would accrue on any outstanding balance of the Bridge Loans at the rate of 18% per annum. The Company recorded accrued interest expense related to the Bridge Loans of $67,500 and $37,089 as of May 31, 2002 and 2001, respectively.

On May 31, 2002, the Company exchanged a total of $167,856 of the Company's Bridge Loans, and accrued interest thereon, for $167,856 of unsecured 8% convertible promissory notes due on June 30, 2006 (the "Long-term Notes") with interest payable at maturity. The Long-term Notes are convertible, at the option of the holder, at any time commencing 90 days following the merger of the Company with a public entity. The conversion price was defined as the lesser of $4.00 or 50% of the average of the closing bid prices of the Company's Common Stock for the five trading days prior to conversion. Upon conversion, accrued interest would be paid in cash or Common Stock as determined by the Company. The remainder of the Bridge Loans, and interest accrued thereon, were paid in full prior to May 31, 2002.

On June 20, 2002, the Company settled a lawsuit with a Bridge Loan holder suing for payment of a $37,500 Bridge Loan plus interest. An investor agreed to pay the settlement amount of $45,000 in exchange for receiving an 8% convertible promissory note for approximately $48,000. Both the plaintiff and the investor received warrants to purchase 5,000 shares of Common Stock exercisable at a price of $2.00 per share until January 25, 2005.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


During the year ended May 31, 2002, the Company received $1,327,477 from investors in consideration for 8% convertible promissory notes having the same conversion terms as the Long-term Notes. At May 31, 2002, the balance due of the 8% convertible promissory notes was $1,495,333.

Upon the Company's merger with a public entity on March 11, 2003 (see Note 13), the Long-term Notes, and accrued interest thereon, were converted into Common Stock at $1.00 per share and, for every $2.00 of Long-term Notes converted, the holder received a warrant to purchase one share of Common Stock at $2.00 per share with an expiration date of December 31, 2004.


7.     PREFERRED STOCK

SERIES  A

In October 1999, the Company sold 287,454 shares of Series A convertible preferred stock (the "Preferred Stock") for $3.48 per share. The Company raised $1,000,339 less offering costs of $47,977. The preferred stock is non-dividend bearing and convertible into common stock, share for share at any time. The shares will automatically convert at the closing of an initial public offering of the Company's equity securities or upon the sale of the Company. Holders of the preferred stock have unlimited piggyback registration rights and on demand registration rights, but only if the Company has not completed the registration of at least one class of its equity securities prior to December 31, 2003. Holders of the preferred stock shall be protected as to dilution on a weighted-average basis to shares of common stock issuable in the future at a price less then the preferred stock price, (not including those shares issued pursuant to the Company's incentive stock option plan). The stockholders have the right, but not the obligation, to invest pro-rata with any new purchasers of common stock or convertible stock to maintain their ownership percentage in the Company.

During October 2001, 194,062 shares of Preferred Stock were converted to 252,580 shares of Common Stock. Also, during October and November 2001, 93,392 shares of Preferred Stock were converted to Long-term Notes. Upon the Company's merger with a public entity on March 11, 2003 (see Note 13), the Long-term Notes, and accrued interest thereon, were converted into Common Stock at $1.00 per share and, for every $2.00 of Long-term Notes converted, the holder received a warrant to purchase one share of Common Stock at $2.00 per share with an expiration date of December 31, 2004.

SERIES  C

In addition, on May 31, 2002, 87,000 shares of Common Stock owned by the Company's Chief Executive Officer were converted to 87,000 shares of Series C convertible preferred stock. Each share of Series C convertible preferred stock has 75 votes per share and converts, at the sole option of the holder, into 87,000 shares of Common Stock.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8.     COMMON  STOCK

On August 10, 1998, the Company approved a one for two stock split. All share and per share information has been restated to retroactively reflect this split. The following are security transactions in each year:

YEAR  ENDED  MAY  31,  1997

On June 24, 1996, the founders purchased 800,000 shares of Common Stock for $510. In March and April 1997, the Company sold 162,000 shares of Common Stock for $145,000 or $.90 per share.

YEAR  ENDED  MAY  31,  1998

In July and September 1997, the Company granted an employee a total of 50,000 shares of Common Stock as compensation. The Company recorded the shares at their market value of $.83 per share or $41,666. On September 24, 1997, the Company sold 202,000 shares of Common Stock for $201,400. On May 12, 1998, the Company sold 111,280 shares of Common Stock for $105,017.

YEAR  ENDED  MAY  31,  1999

In July 1998 and October 1998, the Company granted 36,720 shares of Common Stock to attorneys for services. On December 31, 1998, the Company issued 138,000 shares Common Stock to employees for compensation. The Company recorded the shares at their market value and charged professional fees $36,720 and compensation expense $138,000.

In January 1999, the Company sold 143,000 shares of Common Stock for $286,000. For each share purchased, the owner received a warrant to purchase one share of Common Stock at $2.00 per share exercisable until January 31, 2004.

On April 30, 1999, the Company sold 12,500 shares of Common Stock and 37,500 options to purchase Common Stock at $1.00 per share for $50,000. The options are exercisable for five years from the date they were granted.

YEAR  ENDED  MAY  31,  2000

In October and December 1999, two incentive option holders exercised their options for 313,000 shares of Common Stock. With the approval of the Company, the holders did not pay the exercise price. Therefore, the difference between the fair value computed during the year ended May 31, 1999 and the exercise price at the date of grant of $203,450 was charged to expense.

On April 6, 2000, the Company sold 53,000 shares of Common Stock for $200,000, less costs of $20,000.

On May 6, 2000, the Company granted 50,000 shares of Common Stock for services. The Company recorded the shares at their market value and charged compensation expense $200,000.

On May 30, 2000, a stockholder converted a loan in the amount of $74,482 into Common Stock into 21,402 shares.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


8.     COMMON  STOCK  (CONTINUED)

YEAR  ENDED  MAY  31,  2001

On December 15, 2000, the Company sold 100,000 shares of Common Stock, along with 300,000 options to purchase Common Stock for $2.00 per share, for $200,000 less costs of $20,000. The options are exercisable until January 1, 2003. The Company also repurchased 360,000 shares of Common Stock for $5,000.

In January and March 2002, the Company granted 35,115 shares of Common Stock for services. The Company recorded the shares at their market value and charged compensation expense $111,250.

YEAR  ENDED  MAY  31,  2002

On July 26, 2001, the Company granted 100,000 shares of Common Stock to consultants for services and, on August 27, 2001, granted 22,555 shares of Common Stock to attorneys for services. The Company recorded the shares at their market value and charged professional fees $122,555.


9.     OPTIONS  AND  WARRANTS

EMPLOYEE  STOCK  OPTION  PLAN

On April 30, 1999, the Company approved a stock incentive plan (the "Plan") for its officers, employees, and consultants. The Company accounts for its stock based compensation plans in conformity with APB 25 and related interpretations and adopted the additional pro forma disclosure provisions of SFAS 123. However, since some employee options were granted at below market, compensation expense was recorded as current or deferred compensation, depending upon the option vesting provisions of the plan.

In accordance with SFAS 123, the Company charged expense in the period incurred for other equity instruments issued to other than employees. The Company recorded the fair value of the warrants and options issued or the fair value of the services received, whichever was more reliably measurable.

The Plan allows for the issuance of options and other stock awards to Company officers, employees and consultants to purchase a maximum of 1,076,000 shares of Common Stock. Stock options granted under the Plan may be incentive stock options, non-statutory stock options, or restricted stock grants. The option price at which Common Stock may be purchased by the grantee under the Plan shall be the fair market value (or 110% of fair market value if the grantee is a 10% or more stockholder) of the common stock on the date of the grant. The maximum number of shares for which options may be granted under the plan to any one person during any calendar year is 250,000. Under the terms of the Plan, the board of directors establishes option-vesting provisions when options are granted. Unexercised options are automatically canceled after termination of the grantee's employment or other service to the Company.

The Company has granted stock options to employees and consultants under the Plan for 495,500 shares of Common Stock at an exercise price of $1.00 per share. Of these options, 460,500 were fully vested and exercisable on May 31, 2002.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.     OPTIONS AND WARRANTS (CONTINUED)

On July 20, 2001, the Company granted options to purchase 35,000 shares of Common Stock under the Plan at an exercise price of $1.00 per share to certain employees and consultants. In addition, on May 24, 2002, options to purchase 2,130,000 shares of Common Stock at an exercise price of $1.00 per share were granted to employees, directors and consultants by a special order of the Company's board of directors. Of these options, 1,180,000 were fully vested and exercisable on May 31, 2002. The Company recorded an expense of $140,992, equal to the fair market value of the options at the grant date.

The following table summarizes information concerning the stock options granted to employees, directors and consultants outstanding on May 31, 2002:




           Outstanding stock options                  Exercisable stock options
           -------------------------                  -------------------------

                           Weighted                             Weighted
                            average    Weighted                  average    Weighted
Exercise                   remaining   average                  remaining    average
  price                   contractual  exercise                contractual   exercise
  range        Shares        life       price        Shares        life       price
  ------      ---------      ----       ------      ---------      ----       ------

1.00         2,625,500      3.06       $ 1.00      1,670,500      3.08       $ 1.00
======        ---------      ====       ------      ---------      ====       ======



A summary of the status and activity of the Company's stock option plan as of May 31 is as follows:

                                     2002                2001
                                     ----                ----

                                              Weighted          Weighted
                                               average          average
                                              exercise          exercise
                                      Shares    price   Shares   price
                                    ----------  ------  -------  ------
Outstanding at beginning of year       460,500  $ 1.00  450,500  $ 1.00
Granted                              2,165,000    1.00   10,000    1.00
                                    ----------          -------

Outstanding at end of year           2,625,500  $ 1.00  460,500  $ 1.00
                                    ==========          =======

Exercisable at end of year           1,670,500  $ 1.00  460,500  $ 1.00
                                    ==========          =======

Weighted average fair value of
   options granted during the year  $     0.09           $ 1.25
                                    ==========            ======



                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.     OPTIONS AND WARRANTS (CONTINUED)

The Company applies APB Opinion 25 and related interpretations for its employee incentive stock plans. Accordingly, since the options were granted below their fair market value in previous years, the difference between fair market value and the options' exercise price of $460,500 was recorded as compensation expense and the balance recorded as deferred compensation until vested. The charge amounted to $250,500 in 1999, $200,000 in 2000 and $10,000 in 2001. In 2002,
the options were granted at their fair market value, therefore, no charge was recorded. Had compensation cost for the Company plan been determined based on the fair value at the grant dates for grants under those plans consistent with the method of SFAS No. 123, the Company's net loss and loss per share would have been increased as shown below:



                    For the year ended May 31,


                               2002        2001
                            ----------  ----------
Net loss:    As reported    $(806,539)  $(736,361)
                            ==========  ==========

             Pro forma      $(858,934)  $(748,890)
                           ===========  ==========






For purposes of the pro forma calculations, the fair value of each option was estimated on the date of the grant using the Black-Scholes option-pricing model with the following assumptions used:


                                       2002   2001
                                      ------  ----
Dividend yield                        None     None
Expected volatility factor            0001   . 0001
Approximate risk free interest rates  2.94%    5.83%
Expected lives                        3 years  5 years




The determination of fair values for all options is based on the assumptions described in the preceding paragraph, and because additional option grants are expected to be made each year, the above pro forma disclosures are not representative of pro forma effects on reported net income or loss for future years.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.     OPTIONS AND WARRANTS (CONTINUED)

OTHER  OPTIONS  AND  WARRANTS  ISSUED

During the years ended May 31, 2002, 2001, 2000 and 1999, the Company granted options and warrants to consultants, suppliers and investors. The Company charged to expense the fair value of the instruments granted for services using the Black-Scholes option model.

On April 30, 1999, the Company issued to legal counsel and consultants 682,500 options and recorded a charge of $796,425.


On October 29, 1999, in connection with the settlement of accounts payable litigation, the Company issued 12,500 warrants to purchase Common Stock at $2.00 per share. The warrants are fully vested and exercisable over five years. The Company recorded an expense of $9,652, equal to the fair market value of the warrants at the date of settlement.

On November 30, 2000, in connection with the settlement of accounts payable, the Company issued 35,000 options to purchase Common Stock at $1.00 per share and 55,000 warrants to purchase Common Stock at $2.00 per share. The options and warrants are fully vested and exercisable over five years. The Company recorded an expense of $69,423, equal to the fair market value of the options and warrants at the date of settlement.

The Company, in connection with the settlement of accounts payable, also issued 5,000 options to purchase Common Stock at $1.00 per share. The Company recorded an expense of $5,996, equal to the fair market value of the options at the date of settlement.

On May 31, 2001, in connection with the exchange for the 8% Convertible Promissory Notes, the Company issued 17,500 warrants to purchase Common Stock at $2.00 per share. The warrants are fully vested and exercisable over three years. The Company recorded an expense of $3,948, equal to the fair market value of the warrants at the date of exchange.

On July 15, 2001, in connection with conversion of bridge loans to 8% convertible promissory notes, the Company issued 45,000 warrants to purchase Common Stock at $2.00 per share and 62,910 warrants to purchase Common Stock at $4.00 per share. In July 2001 and January 2002, in connection with the settlement of Bridge Loans which were not converted, the Company issued 10,000 warrants to purchase Common Stock at $2.00 per share. The Company recorded an expense of $12,654, which is equal to the fair market value of the warrants at the date of exchange, for warrants issued in connection with the conversion or settlement of Bridge Loans. In addition, on March 27, 2002, the Company issued 1,500 warrants to purchase Common Stock at $2.00 per share to an investor as an incentive for additional investment of capital.

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


9.     OPTIONS  AND  WARRANTS  (CONTINUED)

The following is a summary of the outstanding options and warrants as of May 31:



                                   2002              2001
                                   ----              ----

                                          Weighted          Weighted
                                           average          average
                                          exercise          exercise
                                  Shares   price    Shares   price
                                  -------  ------  -------  -------
Outstanding at beginning of year  880,500  $ 1.87  468,000  $1.87
Granted-options                         -    1.87  340,000   1.87
Granted-warrants                  119,410    3.05   72,500   2.00
Exercised                               -       -        -      -
Forfeited                               -       -        -      -
                                  -------          -------
Outstanding at end of year        999,910    2.12  880,500   1.88
                                  =======          =======

Exercisable on May 31, 2002       999,910  $ 2.12  880,500  $1.88
                                  =======          =======





10.     INCOME  TAXES

The Company had available at May 31, 2002, operating loss carryforwards for federal and state taxes of approximately $4,769,000, which could be applied against taxable income in subsequent years through 2022. The tax effect of the net operating loss is approximately $1,794,000. However, given that the realization of this tax effect is uncertain, a full valuation allowance was recorded.

Reconciliation of the differences between income taxes computed at the federal statutory tax rates and the provision for income taxes is as follows:


                                   2002     Percent      2001     Percent
                                ----------  --------  ----------  --------

Income tax benefit computed at
   Federal statutory tax rate   $ 303,000      37.6%  $ 277,000      37.6%
State tax, net of
   Federal benefits               (29,000)     (3.6)    (27,000)     (3.6)
Non-deductible non-cash
   Expenses                      (101,000)     (6.6)    (47,000)     (6.6)
Valuation allowance              (173,000)    (27.4)   (203,000)    (27.4)
                                ----------  --------  ----------  --------

Provision for income taxes      $       -         -%  $       -         -%
                                ==========  ========  ==========  ========

                       FREIGHT RATE, INC. AND SUBSIDIARIES
                                D/B/A POWER2SHIP
                          (A DEVELOPMENT STAGE COMPANY)
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)


10.     INCOME  TAXES  (CONTINUED)

Temporary differences that give rise to significant deferred tax assets are as follows:




                                     2002          2001
                                 ------------  ------------
Net operating loss carryforward  $ 1,331,000   $ 1,285,000
                                 ============  ============

Total deferred tax assets          1,331,000     1,285,000

Valuation allowance               (1,331,000)   (1,285,000)
                                 ------------  ------------

Net deferred tax asset           $         -   $         -
                                 ============  ============

11.     ACCRUED  SALARIES  TO  EMPLOYEES

As  of  May  31,  2002,  the  Company  owed  $148,770  for  accrued  salaries.


12.     FORGIVENESS  OF  DEBT

During the year ended May 31, 2002, employees of the Company forgave $51,310 of accrued salaries and the Company wrote off accounts payable of $66,933 to entities deemed to no longer be pursuing payment.


13.     SUBSEQUENT  EVENTS

On March 11, 2003, the Company consummated an agreement and plan of merger (the "Merger Agreement") with Jaguar Investments, Inc. ("Jaguar") and its wholly owned subsidiary Jag2 Corporation, a Delaware corporation ("Merger Sub").
Pursuant to the Merger Agreement, Merger Sub was merged with and into the Company and the Company survived as Jaguar's wholly-owned subsidiary corporation. At the effective time of the merger, the Company's common, preferred, warrant and option holders exchanged their securities for an aggregate of (i) 29,768,523 shares of Jaguar Common Stock, options and warrants to purchase shares of Jaguar Common Stock (12,051,448 shares of which were issued initially, with the remaining 17,717,075 shares underlying options and warrants), (ii) 100,000 shares of Series X Preferred Stock and (iii) 87,000 shares of Series Y Preferred Stock. The Series Y Preferred Stock has 200 votes per share and its holder, the Company's Chairman and Chief Executive Officer, has the right to vote with common shareholders in all matters. The Series Y Preferred Stock is convertible, at the sole option of its holder, into 231,477 shares of Jaguar Common Stock. Pursuant to the Merger Agreement, the Series X Preferred Stock will be converted on March 11, 2004 into up to an additional 85,740,000 shares of Jaguar common stock to be determined at that date based upon the degree to which $2.5 million of capital has been raised by the Company prior to that date. In the event that the entire $2.5 million of funding is consummated pursuant to the funding schedule defined in the Merger Agreement, the Series X Preferred Stock would be cancelled. See Current Report on Form 8-K filed on March 26, 2003 for the entire Merger Agreement.

ITEM 7(B)

                                POWER2SHIP, INC.
                       (FORMERLY JAGUAR INVESTMENTS, INC.)
                 PROFORMA FOR ACQUISITION OF FREIGHT RATE, INC.
                                AND SUBSIDIARIES


     The following unaudited pro forma condensed statement of operations for the year ended December 31, 2002 gives effect to the Registrant's March 11, 2003 acquisition of Freight Rate, Inc. and subsidiaries as if the acquisition had been effective on January 1, 2002. The pro forma information is based on the historical financials of Power2Ship, Inc. (formerly Jaguar Investments, Inc.) as filed in its annual report for the year ended December 31, 2002 and the historical financials of Freight Rate, Inc., reflecting the assumptions and adjustments in the accompanying notes. Information presented for Freight Rate, Inc. is for the year ended December 31, 2002 to conform to the presentation of Power2Ship, Inc. for the same period. The pro forma adjustments to the historical financial statements consisted of eliminating the operations of Power2Ship, Inc., which were divested upon the merger.

     The proforma balance sheet as of March 31, 2003 and the statements of operations for the interim period ended March 31, 2003 are not presented herein as this information was included in the previously filed 10-QSB for Power2Ship, Inc. for the quarter ended March 31, 2003.

     These proforma results may not be indicative of the results that would have actually occurred if the combination had been in effect on the date indicated or which may be obtained in the future.


                                              POWER2SHIP, INC. AND SUBSIDIARIES
                                             (FORMERLY JAGUAR INVESTMENTS, INC.)
                                          PROFORMA CONDENSED STATEMENT OF OPERATIONS
                                                 YEAR ENDED DECEMBER 31, 2002
                                                         (UNAUDITED)


                                             Historical                    Proforma Adjustments
                                 -------------------------------------    --------------------
                                      Jaguar
                                  Investments, Inc.  Freight Rate, Inc.     Debit       Credit      Combined
                                 -----------------  -------------------  ----------  -----------  ----------
Revenue                           $         -        $        378,740      $     -     $    -     $ 378,740
                                 -----------------  -------------------                           ----------

Operating expenses:
        Freight costs                       -                 103,329            -          -       103,329
        Selling, general and
          administrative:            2,756,914                752,395            -   2,756,914 (a)  752,395
        Impairments                    314,541                     -             -     314,541           -
   Research and development                 -                 114,290            -          -  (a)  114,290
                                -------------------  ------------------  ----------  -----------  ----------

       Total operating expenses      3,071,455                970,014            -   3,071,455     970,014
                                -------------------  ------------------  ----------  -----------  ----------

Operating (loss)                    (3,071,455)              (591,274)               3,071,455    (591,274)

Other income (expense):               (168,992)                (9,478)           -     168,992 (a)  (9,478)
                                -------------------  ------------------  ----------  -----------

Net loss                        $   (3,240,447)       $      (600,752)     $     -  $6,311,902   $(600,752)
                                ===================  ==================  ==========  ===========  ==========

Earnings per share-basic
      and diluted               $        (0.22)                                                   $  (0.03)
                                ===================                                               ==========


Weighted average shares
      outstanding                   14,504,808                                                   19,187,964 (b)
                                ===================                                              -----------



                                POWER2SHIP, INC.
                     NOTES TO PROFORMA FINANCIAL STATEMENTS
                                   (UNAUDITED)


In  combining  the  entities,  the  following  pro  forma adjustments were made:

(a) The condensed statement of operations has been adjusted to eliminate the operations of Power2Ship, Inc. which were divested upon the merger:

Increase (decrease) in income:
    Selling, general and administrative     $  2,756,914
    Impairments                                  314,541
    Interest                                     168,992
                                             --------------

                                            $  3,240,447
                                               ============

(b) The outstanding shares of Freight Rate, Inc. of 7,333,156, and the outstanding shares of Power2Ship, Inc. of 14,504,808 less 2,650,000 owned by an affiliated entity that were cancelled pursuant to the merger agreement.